UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): August 23, 2010

NANOPHASE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-22333

Delaware	36-3687863
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1319 Marquette Drive, Romeoville, Illinois 60446

(Address of Principal Executive Offices, Including Zip Code)

(630) 771-6700

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of Stockholders of the Company was held on August 23, 2010. The proposals submitted to stockholders and final results of the voting were as follows:

1)	The stockholders voted to re-elect three Class I directors to the Company’s Board of Directors. Results of the voting were as follows:

Directors	For	Authority Withheld	Abstentions	Broker Non-Votes
James A. Henderson	7,307,823	218,836	—	9,787,407
James A. McClung, Ph.D.	7,311,129	215,530	—	9,787,407
R. Janet Whitmore	7,320,789	205,870	—	9,787,407

Jess A. Jankowski, Jerry K. Pearlman, Donald S. Perkins, Dr. Richard W. Siegel and George A. Vincent, III continued their terms of office as directors of the Company after the 2010 Annual Meeting of Stockholders.

2)	The stockholders voted to approve an amendment to the Company’s Certificate of Incorporation increasing the authorized number of shares of common stock from 30,000,000 to 35,000,000. Results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
16,278,340	973,597	62,129	—

3)	The stockholders voted to approve the adoption of the 2010 Equity Compensation Plan. Results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
6,754,563	749,984	22,112	9,787,407

4)	The stockholders voted to ratify the appointment by the Company’s Audit and Finance Committee of McGladrey & Pullen, LLP as the independent auditors of the Company’s financial statements for the year ended December 31, 2010. Results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
17,041,584	131,798	140,684	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nanophase Technologies Corporation

Date: August 24, 2010	By:	/S/ FRANK CESARIO
FRANK CESARIO
Chief Financial Officer